Exhibit 99.13
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) lubricant sales gallons)

3 Month Rolling Average (in millions)*

	2007	2008	2009	2010	2011
January	12.3	13.2	10.6	12.9	13.3
February	12.7	13.1	11.2	13.3	13.1
March	13.9	14.0	12.6	14.6	14.9
April	14.5	14.7	13.7	15.3	15.7
May	14.8	14.6	14.3	15.9	15.9
June	14.5	14.6	15.2	15.4	14.8
July	15.0	14.0	15.4	15.2	14.3
August	14.9	14.4	15.7	15.2	14.7
September	14.4	14.5	14.1	14.7	13.8
October	14.0	13.6	14.0	14.6	13.3
November	13.8	12.3	13.2	13.8
December	13.3	11.0	13.4	13.5

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.